UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2018

UNITED STATES DIESEL-HEATING OIL FUND, LP

(Exact name of registrant as specified in its charter)

Delaware	001-34016	20-8837345
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1999 Harrison Street, Suite 1530

Oakland, California 94612

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 522-9600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 7, 2018, United States Commodity Funds LLC (“USCF”), the general partner of United States Diesel-Heating Oil Fund, LP (“UHN”), announced that the UCSF board of directors had approved a plan of liquidation and termination to (i) liquidate UHN, (ii) terminate the continuous offering of UHN, and (iii) deregister UHN under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore, terminate UHN’s obligation to provide periodic and current reports with the Securities and Exchange Commission (“SEC”). USCF has provided notice to the NYSE Arca, Inc. (“NYSE Arca”) of its decision to liquidate UHN and terminate the offering.

As of the close of regular trading on the NYSE Arca on September 6, 2018, UHN will no longer accept orders for Creation Baskets or Redemption Baskets (as such terms are defined in the UHN prospectus) from authorized participants. Trading in the shares of UHN on the NYSE Arca will be suspended prior to the open of market on September 7, 2018 and beginning on that date, there can be no assurance that there will be a secondary market for the shares. Shareholders may sell their holdings before September 7, 2018 and customary brokerage charges may apply to such transactions.

On or about September 6, 2018, UHN will begin the process of liquidating its portfolio. As a result, UHN’s cash holdings will increase, and UHN will no longer be managed in accordance with its investment objective.

The liquidation date for UHN will be September 12, 2018 and the proceeds of the liquidation are scheduled to be sent to shareholders of UHN on or about September 13, 2018.

Notice is being given to the limited partners of UHN (as such term is defined under UHN’s respective Third Amended and Restated Agreement of Limited Partnership dated as of December 15, 2017) that effective as of 5:00 p.m. (prevailing Eastern Time) on September 13, 2018, each of the limited partners shall withdraw entirely from UHN, respectively, without further action. The effect of the withdrawal of all the limited partners of UHN will be dissolution of UHN.

USCF intends to file a post-effective amendment on behalf of UHN to terminate the offering of the registered and unsold shares of UHN. The NYSE Arca will file a Form 25 with the SEC to effect the withdrawal of the listing of UHN from the NYSE Arca. Delisting from the NYSE Arca will become effective 10 days after the filing date of the Form 25. Provided that UHN continues to meet the applicable legal requirements, USCF intends to file a Form 15 on behalf of UHN with the SEC in January of 2019 to suspend UHN’s duty to provide reports under Sections 13(a) and 15(d) of the Exchange Act. USCF expects the termination of registration will become effective 90 days after the date of the filing of the Form 15 with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Plan of Liquidation dated August 7, 2018
Exhibit 99.1	Press Release dated August 7, 2018
Exhibit 99.2	Notice of Required Withdrawal, dated August 8, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES DIESEL-HEATING OIL FUND, LP

	By:	United States Commodity Funds LLC, its general partner

Date: August 8, 2018	By:	/s/ John P. Love
	Name:	John P. Love
	Title:	Management Director and Chief Executive Officer and President